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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 23, 2010

Nortek, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34697	05-0314991
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island	02903-2360
(Address of Principal Executive Offices)	(Zip Code)

(401) 751-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01    Entry into a Material Definitive Agreement

1.    Indenture and Senior Notes due 2018

General

On November 23, 2010, Nortek, Inc. (the “Company”) issued $250.0 million aggregate principal amount of 10% senior notes due December 1, 2018 (the “Notes”). A copy of the press release announcing the consummation of the offering of the Notes is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Notes were issued pursuant to an indenture dated November 23, 2010 (the “Indenture”), by and among the Company, the guarantors named therein (together with any additional guarantors made party to the Indenture from time to time, the “Guarantors”) and U.S. Bank National Association, as trustee.
Guarantees

The Notes are guaranteed, jointly and severally, on a senior unsecured basis (the “Guarantees”), by each of the Company's domestic subsidiaries that guarantee indebtedness under the Company's asset-based revolving credit facility. If the Company creates or acquires a new wholly owned domestic subsidiary that guarantees the Company's indebtedness or the indebtedness of a Guarantor, such subsidiary will guarantee the Notes unless the Company designates such subsidiary as an “Unrestricted Subsidiary” under the terms and conditions set forth in the Indenture.
Ranking

The Notes and the Guarantees are the Company's and the Guarantors' unsecured senior obligations and rank senior in right of payment to any of the Company's and the Guarantors' existing and future general unsecured obligations and debt that is expressly subordinated in right of payment to the Notes and Guarantees; rank equally in right of payment with all of the Company's and the Guarantors' existing and future unsecured senior debt; are effectively subordinated in right of payment to all of the Company's and the Guarantors' secured debt to the extent of the value of the collateral securing such debt; and are structurally subordinated to all obligations of each of the Company's subsidiaries that is not a Guarantor of the Notes.
Optional Redemption

At any time prior to December 1, 2013, the Company may, at its option, on one or more occasions, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to the registered address of each holder of the Notes, redeem up to 35% of the aggregate principal amount of the Notes (including the aggregate principal amount of the Notes issued after the issue date) at a redemption price equal to 110.000% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable date of redemption, with the net cash proceeds of one or more Designated Offerings (as defined in the Indenture); provided that at least 65% of the aggregate principal amount of the Notes issued under the Indenture (including the aggregate principal amount of the Notes issued after the issue date) remains outstanding immediately after the occurrence of each such redemption; and provided further that each such redemption occurs within 90 days of the date of closing of each such Designated Offering.

On and after December 1, 2014, the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable date of redemption, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Year	Percentage
2014	105.000%
2015	102.500%
2016 and thereafter	100.000%
In addition, at any time and from time to time prior to December 1, 2014, the Company may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Make Whole Amount (as defined in the Indenture) and accrued and unpaid interest to the date of redemption.
Change of Control

If the Company experiences a Change of Control (as defined in the Indenture), the Company must make an offer to purchase any or all of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption. Within 30 days following any Change of Control, the Company must mail a notice to each holder of the Notes describing the transaction or transactions that constitute a Change of Control and offering to repurchase the Notes on a date that is not less than 30 nor more than 60 days following the date such notice is mailed.
Covenants

The Indenture contains covenants limiting, among other things, the Company's ability and the ability of the Company's restricted subsidiaries to:

•	incur additional indebtedness;

•	pay dividends or make other distributions or repurchase or redeem stock;

•	sell assets;

•	make loans and investments;

•	enter into transactions with affiliates;

•	incur certain liens;

•	impose restrictions on the ability of a subsidiary to pay dividends or make payments to the Company and its restricted subsidiaries; and

•	consolidate, merge or sell all or substantially all of the assets of the Company and its restricted subsidiaries taken as a whole.

Events of Default

The Indenture also provides for events of default which, if certain of them occur, would permit the trustee or the holders of at least 25% in principal amount of the then total outstanding Notes to declare all of the Notes to be due and payable immediately.
2.    Registration Rights Agreement

On November 23, 2010, the Company entered into a registration rights agreement with respect to the Notes (the “Registration Rights Agreement”) described above in Section 1 of this Item 1.01. Pursuant to the Registration Rights Agreement, the Company has agreed that it will use its reasonable best efforts to register with the Securities and Exchange Commission (the “SEC”) notes having substantially identical terms as the Notes as part of an offer to exchange freely tradable exchange notes for the Notes (the “Exchange Offer”).
Pursuant to the terms of the Registration Rights Agreement, the Company is required to file a registration statement with respect to the Exchange Offer within 270 days after the issue date of the Notes, use its reasonable best efforts to cause such registration statement to be declared effective by the SEC within 360 days after the issue date of the Notes, and complete the Exchange Offer within 390 days after the issue date of the Notes or, if required, file a shelf registration statement covering resales of the Notes and use its reasonable best efforts to cause such shelf registration statement to be declared effective by the SEC within 360 days after the issue date of the Notes.
If the Company fails to meet any of these targets (a “Registration Default”), the annual interest rate on the Notes will increase by 0.25%. The annual interest rate on the Notes will increase by an additional 0.25% for each subsequent 90-day period during which the Registration Default continues, up to a maximum additional interest rate of 1.00% per year over the applicable interest rate described above. If the Registration Default is corrected, the applicable interest rate on the Notes will revert to the original level.
The foregoing descriptions of each of the Indenture and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Indenture and the Registration Rights Agreement, which are filed as Exhibits 4.1 and 4.2, respectively, to this current report on Form 8-K.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

4.1    Indenture, dated as of November 23, 2010, by and among Nortek, Inc., the Guarantors party thereto and U.S. Bank National Association, as Trustee, relating to the 10% Senior Notes due 2018.

4.2    Registration Rights Agreement, dated as of November 23, 2010, by and among Nortek, Inc., the Guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as

Representative of the several Initial Purchasers.

99.1    Press release, dated November 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        NORTEK, INC.

By: /s/ Kevin W. Donnelly ___
Name: Kevin W. Donnelly
Title: Vice President, General Counsel
and Secretary

Date: November 24, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

4.1	Indenture, dated as of November 23, 2010, by and among Nortek, Inc., the Guarantors party thereto and U.S. Bank National Association, as Trustee, relating to the 10% Senior Notes due 2018.

4.2
Registration Rights Agreement, dated as of November 23, 2010, by and among Nortek, Inc., the Guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representative of the several Initial Purchasers.

99.1	Press release, dated November 23, 2010.